FOURTEENTH AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

FOURTEENTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of August 1, 2015 by and between AXA EQUITABLE LIFE INSURANCE COMPANY (“AXA Equitable”), formerly known as The Equitable Life Assurance Society of the United States, a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK OF PUERTO RICO, INC., a Puerto Rico corporation having offices at 1290 Avenue of the Americas, New York, New York 10104 (together, the “General Agent”).

AXA Equitable and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them (as previously amended, the “Sales Agreement”) to establish the compensation rates payable by AXA Equitable to the General Agent on sales of: (a) Incentive Life Legacy® III and BrightLife® Protect and BrightLife® Grow Survivorship indexed universal life (“SIUL”) products; and (b) Retirement Cornerstone Series E annuity products which replace other AXA Equitable annuity products, effective from and after the date hereof, as more particularly set forth on the amended and restated Schedules 1 and 5, respectively, of Exhibit A attached hereto and made a part hereof.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

AXA EQUITABLE LIFE INSURANCE COMPANY		AXA NETWORK, LLC AXA NETWORK OF PUERTO RICO, INC.
By:		By:
	Anders Malmstrom		Frank Massa
	Senior Executive Director and Chief Financial Officer		President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF AUGUST 1, 2015

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of August 1, 2015 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by AXA Equitable in respect of such policy as more particularly set forth in the following tables:

Compensation on Variable Life Insurance Products other than COLI 04, VUL (PHI Code: 6550), Incentive Life Legacy® II and III, Optimizer® II, Survivorship Incentive Life Legacy SM, and Corporate Owned Incentive Life®

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals	11.0%

Compensation on COLI ‘04

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	50.0%
Excess Premiums	8.5%

Renewals	11.0%

Exhibit A

Amended and Restated Schedule 1

Effective as of August 1, 2015

Compensation on VUL (PHI Code: 6550)

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	40.0%
Excess Premiums	0.0%

Renewals	11.0%

Compensation on renewals and 2014 and later sales of Incentive Life Legacy® II and III, Optimizer® II, Survivorship Incentive Life Legacy SM, and Corporate Owned Incentive Life®

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals for Incentive Life Legacy® II and III and Optimizer® II
Policy Years 2-5	5.8%
Policy Years 6-10	3.8%
Policy Years 11 et seq.	2.5%

Renewals for Survivorship Incentive Life LegacySM
Policy Years 2-5	7.0%
Policy Years 6-10	5.0%
Policy Years 11 et seq.	3.3%

Renewals for Corporate Owned Incentive Life®
Policy Years 2-4	10.0%
Policy Years 5-7	7.5%
Policy Years 8-10	3.5%
Policy Years 11-15	3.0%
Policy Years 16 et seq.	2.0%

Exhibit A

Amended and Restated Schedule 1

Effective as of August 1, 2015

Compensation on Non-Variable Life Insurance Products other than Simplified Issue Term, Term Series SM, 15IX and 156, and BrightLife® IUL and SIUL Series

Type of Premium	Percentage
First Policy Year

Scheduled Premiums
One Year Term Life (#148-51)	10% (5% for issue ages 80 and above)
Other non-variable life insurance products	99.0%

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals – Policy Years 2-5	8.0%

Renewals – Policy Years 6 et seq.
All Athena UL and Indexed UL Series	3.0%
AXA Equitable Universal Life products	3.0%
AXA Equitable Interest Sensitive Whole Life	3.0%
Other non-variable life insurance products	8.0%

Compensation on renewals and 2014 and later sales of Term Series 151X and 156

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term l0 SM	7.0%
Term l5 SM	10.5%
Term 20 SM	14.25%
ART SM	7.65%

Renewals – Policy Years 6-10
Term 10 SM	0.0%
Term l5 SM	1.0%
Term 20 SM	1.0%
ART SM	3.15%

Exhibit A

Amended and Restated Schedule 1

Effective as of August 1, 2015

Compensation on renewals and 2014 and later sales of Simplified Issue Term

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term 10 SM	0.25%
Term 15 SM	0.25%
Term 20 SM	0.25%

Compensation on BrightLife® IUL and SIUL Series

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals
Policy Years 2-5	5.0%
Policy Years 6-10	3.0%
Policy Years 11 et seq.
BrightLife® Protect	1.0%
BrightLife® Grow	2.0%

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 5

EFFECTIVE AS OF AUGUST 1, 2015

General Agent Compensation on Replacements

This Amended and Restated Schedule 5 of Exhibit A is effective as of August 1, 2015 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of Replacement Contracts will be calculated on a policy by policy, contract by contract and certificate by certificate basis as a percentage of the premiums or consideration received by AXA Equitable in respect of such policy, contract or certificate as more particularly set forth in the following table. As used herein, “Replacement Value” with respect to life insurance means (a) if a permanent product is replaced by another permanent product, the amount due and payable to or for the benefit of the named insured under the terms of the policy being replaced upon its lapse, surrender, conversion or exchange, as the case may be, less any loans and accrued loan interest and (b) if a term product is replaced by a term product, the amount of the first year premium paid under the terms of the product being replaced. In calculating compensation, the Replacement Value will be applied first to the Qualifying First Year Premiums up to Target, then to the Excess Premiums, before any new money is applied. “Replacement Value with respect to annuities means the amount transferred from the replaced policy or contract to the new annuity contract.

Life Insurance Replacement Policies

Qualifying First Year Premiums up to Target	25% up to the Replacement Value, Schedule 1 compensation on new money.

Excess Premiums	3% up to the Replacement Value, Schedule 1 compensation on new money

Renewals	Schedule 1 compensation

Individual Qualified and Non-Qualified Annuity Replacement Policies other than Seven Pay SPIA (PHI Code 6551)	2.50% of first year and renewal consideration up to Replacement Value, Schedule 2 or 3 compensation, as applicable, on new money.

Exhibit A

Amended and Restated Schedule 1

Effective as of August 1, 2015

1. Replacements of Momentum Solutions, Momentum Strategy and Momentum Select:

0% of first year and renewal year consideration up to the Replacement Value, Schedule 2 or 3 compensation, as applicable, on new money.

2. Sales of Structured Capital Strategies and Investment Edge Replacement Policies replacing other AXA Equitable annuities:

Type of Consideration	Contribution Based Percentage	Annual Asset Based Percentage
First Policy Year	2.25% up to Replacement Value; Schedule 3 compensation, as applicable, on new money	0.45% up to Replacement Value; 0.00% on new money

Renewal Years	2.25% up to Replacement Value (when aggregated with prior contributions); Schedule 3 compensation, as applicable, on new money.	0.45% up to Replacement Value (when aggregated with prior contributions); 0.00% on new money

3. Sales of Retirement Cornerstone Series E Replacement Policies replacing other AXA Equitable annuities:

Type of Consideration	Annual Asset Based Percentage
First Policy Year	1.0% up to Replacement Value; 0.00% on new money

Renewal Years	1.0% up to Replacement Value (when aggregated with prior contributions); 0.00% on new money